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TEXAS LIQUIDS, LLC
Balance Sheet
At June 30, 1999
 (expressed in millions, rounded to hundred thousands of dollars)
(Unaudited, subject to adjustment)

ASSETS
------
Cash                                   $ 0.6
Accounts receivable and unbilled revenues, net                    5.4
Inventory                              4.4
Prepaid expenses                              0.5
Other current assets                              0.3
                                                  -----
          Total current assets                              11.2
                                                  -----
Fixed assets, net                              0.1
Goodwill, net of amortization                         0.2
                                                  -----
          Total assets                              $11.5
                                             =====

LIABILITIES AND MEMBERS' EQUITY
-------------------------------

Accounts payable (including $0.1 to affiliates)                    $ 5.2
Note payable to affiliate                         1.0
Other current liabilities                         0.3
Deferred revenue                         0.5
                                             -----
          Total current liabilities                      7.0
                                             -----

Members' equity                          2.4
Retained earnings                         2.1
                                             -----
          Total equity                         4.5
                                             -----
          Total liabilities and members' equity                    $11.5
                                             =====


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